EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of IGEN International, Inc. on Form S-8 of our report dated May 15, 2001 (June 20, 2001 as to Note 4 of Notes to Consolidated Financial Statements) appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2001.


/s/ Deloitte & Touche LLP
-------------------------
McLean, Virginia

January 10, 2002